UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 25, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE ______________________________ (State or Other Jurisdiction of Incorporation)	1-12552 ______________________________ (Commission File Number)	41-1111318 ____________________________ (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts, 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

Approval of Amended Directors Stock Plan

                    On May 26, 2005, at Talbots’ Annual Meeting of Shareholders, the Company’s shareholders approved an extension of and certain modifications to The Talbots, Inc. Restated Directors Stock Plan (the “Directors Plan”), which plan was initially adopted in 1995 and amended and restated in 2000. The following amendments to the Directors Plan were approved:

o	an extension of the term of the Directors Plan for an additional ten year period, to May 22, 2015;
o	a prohibition of option repricing and option replacement without shareholder approval;
o	the replacement of the existing option grant provision, which previously provided specific terms and conditions applicable to stock option grants, with language that provides the Board with discretion from time to time to grant stock options and to determine the number of options to be granted and the terms, conditions and restrictions of any such option grants;
o	The addition of language to clarify an option holder’s right to tender only mature common shares in connection with the payment of the exercise price of an option; and
o	The deletion of language regarding pooling of interests since such treatment is no longer permitted under generally accepted accounting principles.

Amendment to Option Agreements

                    On May 25, 2005 the Board of Directors approved a modification such that the exercise period within which to exercise a non-qualified stock option granted under the Directors Plan, whether granted previously or in the future, will continue for a period of one year (in lieu of 90 days) from the date that the eligible director ceases to be a member of the Board of Directors.

Item 9.01	Financial Statements and Exhibits

c.	Exhibits.

	10.1	The Talbots, Inc. Restated Directors Stock Plan incorporated by reference to Exhibit A of the Company's proxy statement filed on April 25, 2005.

	10.2	Form of Option Agreement pursuant to The Talbots, Inc. Restated Director Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2005	THE TALBOTS, INC. By: /s/ Richard T. O'Connell, Jr. ——————————————
Richard T. O'Connell, Jr.
Senior Vice President, Legal and Real Estate and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Talbots, Inc. Restated Directors Stock Plan incorporated by reference to Exhibit A of the Company's proxy statement filed on April 25, 2005.
10.2	Form of Option Agreement pursuant to The Talbots, Inc. Restated Director Stock Plan.